Exhibit 99.1

                Witness Systems Reports Fourth Quarter Results;
     Reports Record Revenue, Expands Operating Margin, Raises 2006 Guidance

     ATLANTA--(BUSINESS WIRE)--January 31, 2006--Witness Systems (NASDAQ: WITS), a leading global provider of workforce optimization software and services, today announced financial results for the fourth quarter of 2005. Under generally accepted accounting principles (GAAP), fourth quarter revenue was a record $50.9 million and net income was $0.15 per share. Software license revenue, excluding hardware, was a record $18.9 million in the quarter, an increase of 40 percent from $13.5 million in the fourth quarter of 2004 and an increase of eight percent from $17.5 million reported in the third quarter of 2005.
     For the year, GAAP revenue was $185.4 million, compared to $141.3 million in 2004. In 2005, earnings per share were a loss of $0.12 per share compared to net income of $0.36 per share in 2004. The GAAP loss in 2005 is attributable to the acquisition of Blue Pumpkin Software, which was completed during the first quarter. In accounting for this acquisition, the company recorded a charge of $9.0 million for in-process research and development and incurred substantial increases in merger costs and amortization expense.
     "In 2005, we delivered our third consecutive year of exceptional growth, resulting in record revenue that has grown more than 170 percent during this period," said Dave Gould, CEO for Witness Systems. "Our strong financial performance in 2005 was driven by the successful launch of Impact 360(TM), our integrated workforce optimization solution, leadership in VoIP recording software, and our growing success with strategic partners."

     Adjusted Results of Operations

     Adjusted revenue, which excludes hardware revenue but includes the full contract value of maintenance contracts, was a record $49.8 million in the fourth quarter, a 36 percent increase from adjusted revenue for the fourth quarter of 2004. Adjusted earnings per share were a record $0.21 per share, up from $0.18 per share in the third quarter and $0.13 per share in the same quarter one year ago. For the year, adjusted revenue grew 37 percent to $183.8 million from $133.7 million in 2004. Adjusted earnings per share were $0.68 per share in 2005 compared to $0.39 per share in 2004.
     The company's internal reporting and performance measurement programs are established on a basis that excludes certain non-cash (such as amortization of intangibles) and acquisition-related charges included in GAAP earnings. Hardware sales, which are considered incidental to the company's core business, are excluded from adjusted revenue. For purposes of computing adjusted revenue, the company measures revenue from maintenance contracts acquired in business combinations based on their contract, not fair value, and accrues a pro-forma tax expense of 36 percent on pre-tax income. The company believes these adjusted (non-GAAP) results provide more meaningful information regarding those aspects of current operating performance that can be effectively managed and consequently has developed its internal reporting and compensation systems using these measures. The reporting of these non-GAAP financial measures facilitates investors' understanding of the company's historical operating trends, provides a basis for more relevant comparisons to other companies in the industry and enables investors to evaluate the company's operating performance in a manner consistent with the company's internal basis of measurement.
     Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings per share are as follows:


                                 Three Months Ended Three Months Ended
                                 December 31, 2005  December 31, 2004
                                 ------------------ ------------------
                                  Revenue    EPS     Revenue    EPS
                                 --------- -------- --------- --------
                                 (in thousands, except per share data)

GAAP results                      $50,892    $0.15   $38,708    $0.17
Difference between contract
 value and fair value of Blue
 Pumpkin maintenance                  594     0.02
Exclusion of hardware sales        (1,672)       -   ($2,151)
Amortization of intangible
 assets included in cost of
 revenue                                      0.08         -     0.02
Amortization of intangible
 assets included in operating
 expenses                                     0.05         -     0.01
Merger related costs                          0.02         -    (0.01)
Difference between income taxes
 and pro forma tax expense at
 36%                                         (0.11)        -    (0.06)
                                 --------- -------- --------- --------
Adjusted results (non-GAAP)       $49,814    $0.21   $36,557    $0.13
                                 ========= ======== ========= ========


                                     Year Ended         Year Ended
                                 December 31, 2005  December 31, 2004
                                 ------------------ ------------------
                                  Revenue    EPS     Revenue    EPS
                                 --------- -------- --------- --------
                                 (in thousands, except per share data)

GAAP results                     $185,371   ($0.12) $141,335    $0.36
Difference between contract
 value and fair value of Blue
 Pumpkin maintenance                4,092     0.15         -
Exclusion of hardware sales        (5,652)       -    (7,638)       -
Amortization of intangible
 assets included in cost of
 revenue                                      0.33               0.17
Amortization of intangible
 assets included in operating
 expenses                                     0.22               0.05
In-process research and
 development expense                          0.33                  -
Merger related costs                          0.16               0.02
Impact of fully diluted versus
 basic shares outstanding on
 earnings per share                          (0.07)                 -
Difference between income taxes
 and pro forma tax expense at
 36%                                         (0.32)             (0.21)
                                 --------- -------- --------- --------
Adjusted results (non-GAAP)      $183,811    $0.68  $133,697    $0.39
                                 ========= ======== ========= ========


     Other Selected Highlights

     -- Increased license revenue in the fourth quarter by eight percent compared to the third quarter, and 40 percent over the fourth quarter of 2004.

     -- Achieved 16 percent organic revenue growth for the year (excluding the impact of Blue Pumpkin acquisition).

     -- Reached 19.5 percent operating margin (operating income divided by adjusted revenue) in the fourth quarter, the 11th consecutive quarter of expanding profitability.

     -- Generated 38 percent of total orders through the indirect channel during 2005, up from 32 percent in 2004.

     -- Produced approximately 25 percent of total license bookings in the fourth quarter through new Impact 360 packaged solutions.

     Financial Outlook

     "We recorded another exceptionally strong performance in the fourth quarter of 2005, continuing our consistent record of growth and profitability," said William Evans, CFO for Witness Systems. "During December, we completed the sale of an additional 4.7 million shares of common stock, adding over $89 million of cash to our already strong balance sheet. We believe we are well-positioned to continue to grow our business."
     In October 2005, the company issued initial guidance for 2006, indicating that it expected to achieve non-GAAP adjusted earnings in the range of $0.81 to $0.85 per share. The $0.05 per share of subsequent dilution resulting from issuing the additional shares during the follow-on offering in December effectively reduced this initial guidance to $0.76 to $0.80 per share. Due to the strength of the business and improved visibility as of the end of 2005, the company is now raising full-year earnings guidance to $0.80 to $0.83 per share and updating revenue guidance to a range of $210 to $213 million, excluding hardware.
     The following table summarizes our 2006 non-GAAP adjusted earnings per share guidance:


    Initial company guidance issued
    in October 2005                         $0.81 to $0.85

    Initial guidance adjusted for
    follow-on stock offering                $0.76 to $0.80

    Updated company guidance being
    issued today                            $0.80 to $0.83

     For the first quarter of 2006, the company currently expects to achieve adjusted revenue in the range of $49 to $50 million and non-GAAP adjusted earnings of $0.18 to $0.19 per share, reflecting the dilutive impact of the additional shares outstanding. Adjusted revenue excludes hardware revenue but includes the full contract value of maintenance contracts. Adjusted earnings for 2006 exclude the impact of stock-based compensation, in-process R&D, merger costs and amortization of intangibles arising from acquisitions, but includes a pro forma tax expense of 36 percent.

     Earnings Announcement Conference Call Details

     Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. ET on Tuesday, January 31, 2006. The online replay will be available at approximately 7 p.m. ET.

     About Witness Systems

     Witness Systems (NASDAQ: WITS) is a leading global provider of workforce optimization software and services. The company's solutions - which play a strategic role in the customer interaction centers of Global 2000 and small- and medium-sized businesses (SMBs) worldwide - also are deployed in IP telephony and back office environments, and throughout the extended enterprise, including branch offices. Witness Systems' software is comprised of quality monitoring, compliance, high-volume and IP telephony recording solutions, as well as workforce management, actionable learning and performance management. The company's solutions enable organizations to optimize their people, processes and technology throughout the enterprise. Witness Systems' customers benefit from an integrated business consulting, implementation and training methodology that supports a rapid deployment, enabling them to drive revenue, reduce operational costs, and achieve greater customer retention and loyalty. For additional information about Witness Systems, visit www.witness.com.

     Cautionary Note Regarding Forward-looking Statements: Information in this release that involves Witness Systems' expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth and sales channels; the risk of new product introductions and customer acceptance of new products; the rapid technological and competitive changes which characterize the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to protect its intellectual property and ensure its products perform properly and do not infringe on others as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's annual report on Form 10-K for the year ended December 31, 2004, and its Form 10-Q for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission.
     Witness, Impact 360 and the Witness logo are United States registered trademarks of Witness Systems, Inc., protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.


                        WITNESS SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (unaudited, dollars in thousands)

                                             December 31, December 31,
                                                 2005         2004
                                             ------------ ------------

Cash and cash equivalents                       $111,751      $42,641
Short-term investments                            14,886       33,842
Accounts receivable, net                          40,218       25,681
Other current assets                               7,410        4,497
                                             ------------ ------------
     Total current assets                        174,265      106,661
Property and equipment, net                        7,796        6,197
Intangible assets, net                            36,390       10,802
Goodwill                                          40,697            -
Other assets                                       2,439          839
                                             ------------ ------------
     Total assets                               $261,587     $124,499
                                             ============ ============

Accounts payable and accrued liabilities         $25,686      $20,762
Deferred revenue                                  23,778       25,405
                                             ------------ ------------
     Total current liabilities                    49,464       46,167
Deferred income tax liabilities                      743          254
Other long-term liabilities                        4,410        3,703
                                             ------------ ------------
     Total liabilities                            54,617       50,124
                                             ------------ ------------
     Total stockholders' equity                  206,970       74,375
                                             ------------ ------------
     Total liabilities and stockholders'
      equity                                    $261,587     $124,499
                                             ============ ============


                        WITNESS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
       (unaudited, dollars in thousands, except per share data)

                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
Revenue:
  Product                       $20,595   $15,655   $74,187   $57,620
  Services                       30,297    23,053   111,184    83,715
                               --------- --------- --------- ---------
     Total revenue               50,892    38,708   185,371   141,335
Cost of revenue:
  Product                         5,254     3,423    19,057    13,784
  Services                       11,094     8,259    42,204    32,594
                               --------- --------- --------- ---------
     Total cost of revenue       16,348    11,682    61,261    46,378
                               --------- --------- --------- ---------
     Gross profit                34,544    27,026   124,110    94,957
Operating expenses:
  Selling, general and
   administrative                22,697    17,388    85,716    65,051
  Research and development        6,682     5,548    26,707    20,856
  Merger related costs              581      (177)    4,224       498
  Acquired in-process research
   and development charges            -         -     9,000         -
                               --------- --------- --------- ---------
     Total operating expenses    29,960    22,759   125,647    86,405
                               --------- --------- --------- ---------
     Operating income (loss)      4,584     4,267    (1,537)    8,552
Interest and other income, net      524       463       963     1,206
                               --------- --------- --------- ---------
     Income (loss) before
      provision for income
      taxes                       5,108     4,730      (574)    9,758
Provision for income taxes          216       211     2,688       312
                               --------- --------- --------- ---------
     Net income (loss)           $4,892    $4,519   ($3,262)   $9,446
                               ========= ========= ========= =========

Net income (loss) per share       $0.15     $0.17    ($0.12)    $0.36
                               ========= ========= ========= =========

Shares used in computing net
 income (loss) per share         31,564    27,088    27,419    26,084


     CONTACT: Witness Systems, Atlanta
              William Evans, 770-754-1915
              bevans@witness.com
              or
              Ryan Hollenbeck, 770-754-1962
              rhollenbeck@witness.com